EXHIBIT 99.1
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909
Contacts: Randy A. Ramlo, President/CEO or
Dianne M. Lyons, Vice President/CFO, 319-399-5700
United Fire holds annual stockholders’ meeting
•	Four directors elected to board for full terms

•	John A. Rife retires as president and chief executive officer of United Life, ending 33-year career with company

•	Board approves new officer appointment

•	Board declares stock dividend
CEDAR RAPIDS, IA — May 21, 2009 — United Fire & Casualty Company (Nasdaq: UFCS) today announces that four directors were elected for full terms on our 13-member board at the annual stockholders’ meeting on May 20, 2009.
Elected to the board of directors for a three-year term expiring in 2012 were: Christopher R. Drahozal, professor of law, University of Kansas School of Law, Lawrence, Kansas; Jack B. Evans, president, Hall-Perrine Foundation, Cedar Rapids, Iowa; Thomas W. Hanley, teacher, Xavier High School, Cedar Rapids, Iowa; and George D. Milligan, president, The Graham Group Inc., Des Moines, Iowa.
Also, Ernst & Young LLP were ratified as our company’s independent registered public accounting firm for 2009.
United Fire Chairman Scott McIntyre Jr. commented on our company’s business results at the meeting. “I’m often asked how the current economic environment affects the insurance business in general and United Fire in particular,” said McIntyre. “The current economic downturn is so severe and so widespread that there is no way we could escape its impact. It impacts both our underwriting and investment operations. Property and casualty premiums are down as small businesses, which are the core of our commercial business, see sales decrease, cut payrolls or actually go out of business. Workers’ compensation premiums are directly tied to payrolls. Contract bond premiums are down as construction projects are deferred or cancelled because of a lack of funding. And when times are difficult, some claimants become more tenacious and difficult to settle with. Sometimes, their insurance settlement is the only money they have to look forward to. Still, in what admittedly will be a difficult environment, I’m confident United Fire will continue to do better than most insurance companies. Our staff has demonstrated they can in the past and I’m confident they will in the future.”

Rife retires from United Life Insurance Company

John A. Rife
At a board meeting following our annual stockholders’ meeting, John A. Rife announced his retirement as president and chief executive officer of our subsidiary company, United Life Insurance Company, effective immediately. Though he is retiring from his day-to-day duties at United Life, Rife will retain his positions on the boards of directors of both United Fire and United Life.

Rife’s retirement marks the end of a career with our company that has spanned four decades. He joined United Life in 1976 as a training director. In 1984, he became president of United Life. He was appointed president of United Fire in 1997 and chief executive officer of United Fire in 2000. In 2007, he retired as president and chief executive officer of United Fire, retaining his position as president and chief executive officer of United Life.
During his 33 years at our company, Rife has earned a reputation as a strong, ethical and caring leader, with an incredible ability to remember the names and faces of people he meets. His management style is based on respect and appreciation for others, building trust through open and honest communication — not only with members of our management team, but with the entire employee population.
Under Rife’s leadership, United Life experienced record levels of growth and profitability. Over the past 25 years, the company’s total assets have increased from $42 million to $1.3 billion.
“I feel very fortunate to have worked for a company that I loved and truly enjoyed working for all of these years, and with the most wonderful group of associates who made every day a very rewarding experience,” said Rife. “I certainly can attribute much of my success to their efforts and I know that they will continue to progress under Randy’s leadership. I also was blessed with the tremendous support of my wife Thelma and our children.”
As part of our company’s long-term plan of succession, United Fire President & CEO Randy A. Ramlo has been named president of United Life. “It’s the final stage of a solid succession plan that John had a key role in implementing several years ago,” said Ramlo. “With his unique expertise in both sides of our business — life insurance and property and casualty insurance — John was able to make many important and lasting contributions to our company. Even though he won’t be in the office anymore, he promises to still take my calls, as I know I will need to bend his ear from time to time. We thank John for his 33 years of dedicated service to our company and we wish him all the best in his retirement.”

New officer appointment
The board met and approved the following officer appointment at the board meeting:

Brad M. Sayre
Loss Control/Audit Manager Brad M. Sayre was appointed an assistant vice president of United Fire & Casualty Company. His new title is assistant vice president and loss control/audit manager.

Dividend on Common Stock
The board of directors declared a regular quarterly dividend on the common stock of 15 cents per share at the board meeting on May 20. This dividend will be payable on June 15, 2009, to stockholders of record as of June 1, 2009. Our company has paid dividends every quarter since March 1968.
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United Fire & Casualty Company is a regional insurer that, along with its insurance subsidiaries, offers personal and commercial property and casualty insurance and life insurance. The company markets its products principally through its regional offices in Cedar Rapids, Iowa (company headquarters); Denver, Colorado; and Galveston, Texas. For the 16th consecutive year, United Fire & Casualty Company has been named to the Ward’s 50, a respected benchmark group of the industry’s top-performing insurance companies. For the third consecutive year, our subsidiary, United Life Insurance Company, has been named to the Ward’s 50 Life & Health Insurance Companies. In 2009, United Fire was named to Audit Integrity’s Top 100 list of companies that demonstrate high corporate integrity for the third consecutive year. United Fire is rated A (Excellent) by A.M. Best Company. For more information about United Fire & Casualty Company and its products and services, visit www.unitedfiregroup.com.

Disclosure of forward-looking statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “predicts,” “should,” “could,” “may,” “will continue,” “might,” “hope” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009, and in our report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 4, 2009. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.